Exhibit 99.1

Company Contacts:

Scott Settersten

Chief Financial Officer

(630) 410-4807

Laurel Lefebvre

Vice President, Investor Relations

(630) 410-5230

Media Contact:

DKC

Juliet Horn

(212) 981-5221

ULTA BEAUTY APPOINTS SCOTT SETTERSTEN CHIEF FINANCIAL OFFICER

Bolingbrook, Ill.—March 12, 2013—Ulta Beauty (NASDAQ: ULTA) (the “Company”) today announced the appointment of Scott Settersten as Chief Financial Officer and Assistant Secretary, effective immediately. Mr. Settersten will report to Dennis Eck, Interim Chief Executive Officer.

Mr. Settersten has been Acting Chief Financial Officer and Assistant Secretary since October 2012. He previously served as Vice President of Accounting since 2010 and was responsible for accounting, tax and external reporting. In that role, he also oversaw investor relations and worked closely with the Audit Committee and Board of Directors. He joined Ulta Beauty in January 2005 as Director of Financial Reporting.

Prior to joining Ulta Beauty, Mr. Settersten spent 15 years with PricewaterhouseCoopers LLP as a certified public accountant serving in various senior manager roles in the assurance and risk management practices. Mr. Settersten earned his Masters of Science in Accountancy from DePaul University in Chicago and an undergraduate degree from the University of Wisconsin Stout.

“The Board and I are delighted to appoint Scott to this position which is so crucial to Ulta Beauty’s future success,” Mr. Eck said. “During his eight years with Ulta Beauty, Scott has demonstrated excellent leadership and management capabilities. Scott is highly respected by the Board and the Ulta Beauty leadership team, and has done a terrific job stepping up to lead the finance organization since taking on the CFO role last fall. Scott will be a valuable partner to me and to the next CEO of Ulta Beauty.”

“I am honored to serve as Chief Financial Officer of Ulta Beauty,” said Settersten. “I look forward to continuing to work closely with the board and the leadership team to successfully execute our long term growth strategy.”

About Ulta Beauty

Ulta Beauty is the largest beauty retailer that provides one-stop shopping for prestige, mass and salon products and salon services in the United States. Ulta Beauty provides affordable indulgence to its customers by combining unmatched product breadth, value and convenience with the distinctive environment and experience of a specialty retailer. Ulta Beauty offers a unique combination of over 20,000 prestige and mass beauty products across the categories of cosmetics, fragrance, haircare, skincare, bath and body products and salon styling tools, as well as salon haircare products. Ulta Beauty also offers a full-service salon in all of its stores. As of February 2, 2013, Ulta operates 550 retail stores across 45 states and also distributes its products through the Company’s website: www.ulta.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; changes in the wholesale cost of our products; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues; the possibility that the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans; the possibility of material disruptions to our information systems; weather conditions that could negatively impact sales; our ability to attract and retain key executive personnel; and other risk factors detailed in our public filings with the Securities and Exchange Commission (SEC), including risk factors contained in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012. Our filings with the SEC are available at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.